                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2000
                                                  -------------

                         CASELLA WASTE INDUSTRIES, INC..
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

             0-23211                                 03-0338873
     ------------------------          ------------------------------------
     (Commission File Number)          (I.R.S. Employer Identification No.)

   25 Greens Hill Lane, P.O. Box 866
   Rutland, Vermont                                     05701
   ----------------------------------------            -------
   (Address of Principal Executive Offices)          (Zip Code)


                                 (802) 775-0325
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS.

On June 28, 2000, the Registrant announced that it had entered into a Preferred Stock Purchase Agreement with Berkshire Partners of Boston, Massachusetts to issue shares of preferred stock which may convert into Class A Common Stock at $14.00 per share. The Registrant expects to raise approximately $55 million in the transaction. The closing of the transaction is subject to receipt of regulatory approvals and other customary closing conditions. A copy of the Registrant's press release announcing the signing of the Preferred Stock Purchase Agreement is attached as Exhibit 99.1.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      EXHIBITS.

         99.1 Press Release regarding Preferred Stock Purchase Agreement dated June 28, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 30, 2000                       CASELLA WASTE INDUSTRIES, INC.
                                           ------------------------------
                                           (Registrant)

                                           By: /s/ JOHN W. CASELLA
                                               --------------------------
                                                     John W. Casella
                                                     President and Secretary

                                  EXHIBIT INDEX


Exhibit
Number                              Description
------                              -----------

99.1 Press Release regarding Preferred Stock Purchase Agreement dated June 28, 2000.